EMPLOYMENT AGREEMENT


         AGREEMENT made between WILLIAM J. ROCKE, hereinafter referred to as ROCKE, and FRONTIER ADJUSTERS OF AMERICA, INC., an Arizona corporation, and FRONTIER ADJUSTERS, INC., a Colorado corporation, both hereinafter referred to as FRONTIER.

                                    RECITALS

         WHEREAS Frontier is engaged in the insurance adjusting and franchising business and maintains its principal office and place of business at 45 East Monterey Way, City of Phoenix, County of Maricopa, Arizona; and

         WHEREAS Rocke is Chairman of the Board of and has for many years been the Chief Executive Officer of Frontier; and

         WHEREAS the parties believe it would be in the best interest of Frontier and Rocke to enter into an employment agreement; and

         WHEREAS the parties are willing and desirous of entering into this agreement on the terms, covenants and conditions hereinafter set forth.

         NOW, THEREFORE, the parties do hereby covenant and agree as follows:

                                  SECTION ONE
                                   EMPLOYMENT

         Frontier hereby employs, engages and hires Rocke as its chief executive officer and Rocke hereby accepts and agrees to such hiring, engagement and employment subject to the general supervision and pursuant to the orders, advice and direction of the respective Boards of Directors. Rocke also agrees to serve in such other executive capacities of Frontier and its direct and indirect subsidiaries, including Frontier Adjusters, Inc. as may be requested by the respective Boards of Directors.

                                  SECTION TWO
                            BEST EFFORTS OF EMPLOYEE

         Rocke agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Frontier. Such duties shall be rendered at 45 East Monterey Way, City of Phoenix, State of Arizona, and at such other place or places as employer shall in good faith require or as the interest, needs, business, or opportunity of Frontier shall require.

                                 SECTION THREE
                               TERM OF EMPLOYMENT

         The term of this agreement shall be a period of five (5) years commencing July 1, 1995 and terminating June 30, 2000, subject, however, to prior termination as hereinafter provided.

                                  SECTION FOUR
                            COMPENSATION OF EMPLOYEE

         For each of the years involved the following annual salaries are to be paid in semi-monthly installments:

         For the Year Beginning July 1, 1995 - $225,000.

         For the Year Beginning July 1, 1996 and each year thereafter the salary shall be increased on a cumulative basis in the amount of the increase in the United States Department of Labor All Commodities Cost of Living Index between March 31 of 1995 and March 31 of 1996 and shall be increased annually thereafter to the extent that the cost of living has increased in the ensuing twelve months.

         Frontier shall reimburse Rocke for all necessary expenses incurred by Rocke while traveling or otherwise performing services pursuant to Frontier's direction.

         In addition to the foregoing payments, Frontier shall pay to Rocke a bonus consisting of 3% of the net income before taxes and bonus and an additional bonus of 5% of the income before taxes and bonus which is in excess of the prior year's income before taxes and bonus. The said bonus payment shall be paid in one or more installments and payments shall be completed no later than seventy-five (75) days after the end of the respective fiscal years of Frontier, all of which end on June 30.

         In addition thereto, Frontier shall transfer within six months of the date of the termination of the employment of Rocke the life insurance policy which it now owns insuring the life of Rocke.

         The term "net income before taxes" as used herein shall mean the earnings of Frontier for the years ending June 30 during the life of this agreement as determined by the auditors then employed by Frontier. Such computation to be made in accordance with the generally accepted accounting practice and shall be computed prior to the deduction of the bonus provided for herein and prior to the deduction of any income taxes.

         The compensation set forth herein shall be made with respect to all of Rocke's employment services hereunder in any and all capacities with Frontier and its direct or indirect subsidiaries, as provided in Section One hereof; provided, however, that Rocke may be entitled to receive additional compensation for his service as a director of Frontier and its subsidiaries, subject to the discretion of the respective Boards of Directors of such corporations.

                                  SECTION FIVE
                                OTHER EMPLOYMENT

         Rocke shall devote all of his time, attention, knowledge and skills solely to the business and interest of Frontier and its subsidiaries, and Frontier shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services, and advice of Rocke, and Rocke shall not, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Frontier's business or any of its subsidiaries' businesses or any allied trade; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Rocke to invest any of his surplus funds in the capital stock of other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent Rocke from investing or limit Rocke's right to invest his surplus funds in real estate or other assets.

                                  SECTION SIX
                    RECOMMENDATIONS FOR IMPROVING OPERATIONS

         Rocke shall make available to Frontier all information of which Rocke shall have any knowledge and shall make all suggestions and recommendations that will be of benefit to Frontier.

                                 SECTION SEVEN
                            ADDITIONAL COMPENSATION

         Rocke shall be entitled to participate in the employer's profit sharing and medical maintenance plans to the extent provided by the Board of Directors, provided, however, that the Board of Directors at all times during the term of this agreement retain the right subject to statutory limits to increase, reduce or terminate the amount of profit sharing or medical maintenance plans.

                                 SECTION EIGHT
                               COMPLETE AGREEMENT

         This contract contains the complete agreement concerning the employment agreement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement or any representations including the execution and delivery thereof except such representations as are specifically set forth herein and each of the parties hereto acknowledge that each party has relied on their respective judgment and discretion in entering into this agreement.

                                  SECTION NINE

         No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

                                  SECTION TEN
                           TERMINATION FOR DISABILITY

         Notwithstanding anything in this agreement to the contrary, Frontier is hereby given the option to terminate this agreement in the event that Rocke shall, during the term hereof, become permanently disabled as the term permanently disabled is hereinafter fixed and defined. Such option shall be exercised by Frontier by giving notice to Rocke by registered mail, addressed to him in care of Frontier at 45 East Monterey Way, City of Phoenix, State of Arizona, or at such other address as Rocke shall designate in writing of Frontier's intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this agreement shall cease on the last day of the month in which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally herein set forth as the termination date hereof.

         For the purposes of this agreement Rocke shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability or for other cause beyond his control he shall have been continuously unable or unwilling or shall have failed to perform his duties hereunder for three hundred sixty-five (365) days, irrespective of whether or not such days are consecutive. For the purposes hereof the term "any year of the term hereof" is defined to mean any 12 calendar month period commencing on July 1, 1995 and terminating on June 30, 2000, during the term of this agreement. In the event this agreement is terminated for disability as hereinabove defined prior to June 30, 2000, Frontier shall pay not less than $6,000 each month for the period beginning on the date of termination which will be one year after disability and continuing until June 30, 2000. Frontier reserves and shall at all times during the term of this Agreement have the right to fund all or any part of the monthly disability compensation by the maintenance of insurance for that purpose.

                                 SECTION ELEVEN
                                  SEVERABILITY

         All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Sections One and Four hereof, shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

                                 SECTION TWELVE
                                  ARBITRATION

         Neither party shall institute any action involving the performance of the terms and conditions of this Agreement and if controversies arise between the parties which cannot be negotiated and settled by them, then the parties hereto covenant and agree to submit any and all existing controversies to arbitration concluding any threatened controversy arising between the parties involving the performance of the terms, conditions and warranties of this agreement, such arbitration to be carried on and conducted pursuant to the provisions of Sections 12-1501 and 12-1518 of the Arizona Revised Statutes.

                                SECTION THIRTEEN
                              SCOTTSDALE FRANCHISE

         The parties hereto acknowledge that Rocke is a licensee or franchisee of Frontier Adjusters, Inc., by virtue of his ownership of the stock of Old Frontier Investment, Inc., of Arizona, an Arizona corporation, and it is specifically covenanted and agreed that the ownership of said corporation and its conducting the franchise or license operations of Scottsdale do not constitute a breach or violation of Section Five or other provisions of this Agreement.

         DATED at Phoenix, Arizona, this 10th day of August, 1995.

                                        FRONTIER ADJUSTERS OF AMERICA, INC.
                                        an Arizona corporation,


                                        By /s/  George M. Hill
                                           -------------------------------------
                                           George M. Hill, Vice President


                                        FRONTIER ADJUSTERS, INC.
                                        a Colorado corporation,



                                        By /s/  George M. Hill
                                           -------------------------------------
                                           George M. Hill, Vice President




                                        /s/     William J. Rocke
                                        ----------------------------------------
                                           William J. Rocke

STATE OF ARIZONA    )
                    )  ss.
County of Maricopa  )

         On this the 10th day of August, 1995, before me, the undersigned Notary Public, personally appeared WILLIAM J. ROCKE, known to me to be the person whose name is subscribed to the foregoing Employment Agreement, and acknowledged that he executed the same for the purpose and consideration therein expressed.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.

                                        /s/   Helen Wertsching
                                        ----------------------------------------
                                           Notary Public

My commission expires:

   January 14, 1997
- ----------------------


STATE OF ARIZONA    )
                    )  ss.
County of Maricopa  )

         On this the 10th day of August, 1995, before me, the undersigned Notary Public, personally appeared GEORGE M. HILL, who acknowledged himself to be the Vice President of FRONTIER ADJUSTERS OF AMERICA, INC., an Arizona corporation, and of FRONTIER ADJUSTERS, INC., a Colorado corporation, and that he, as such officer, being duly authorized so to do, executed the foregoing Employment
Agreement for and on behalf of the said corporations for the purpose and consideration therein expressed.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.

                                        /s/   Helen Wertsching
                                        ----------------------------------------
                                           Notary Public

My commission expires:

   January 14, 1997
- ----------------------